Exhibit 99.2

Nano Precision Medical, Inc.
CONDENSED BALANCE SHEETS
(UNAUDITED)
As of June 30, 2022 and December 31, 2021
(in thousands, except share data)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$3,450	$2,178
Prepaid expenses and other current assets	472	291
Total current assets	3,922	2,469

Property and equipment, net	1,119	1,173
Operating lease right-of-use assets, net	1,176	1,611
Deposits	200	200
Total assets	$6,417	$5,453

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$644	$281
Accrued expenses	1,158	895
Operating lease right-of-use liability, current portion	1,103	910
Total current liabilities	2,905	2,086
Long-term liabilities:
Operating lease right-of-use liability, net of current portion	328	902
SAFE obligation	8,000	-
Total liabilities	11,233	2,988

Commitments and contingencies (Note 10)

Stockholders’ Equity (Deficit)
Common stock, no par value - 20,000,000 shares authorized at June 30, 2022 and December 31, 2021, respectively, 12,202,824 and 12,191,667 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	54,662	54,649
Additional paid-in capital	7,447	6,713
Accumulated deficit	(66,925)	(58,897)
Total stockholders’ equity (deficit)	(4,816)	2,465
Total liabilities and stockholders’ equity (deficit)	$6,417	$5,453

See accompanying notes to financial statements.

Nano Precision Medical, Inc.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Costs and expenses
Research and development expenses	$3,203	$2,753	$5,883	$5,159
General and administrative expenses	884	555	2,112	1,121
Total costs and expenses	4,087	3,308	7,995	6,280
Loss from operations	(4,087)	(3,308)	(7,995)	(6,280)

Other expense	(16)	(4)	(33)	(20)
Gain from forgiveness of PPP loan	-	637	-	637
Net loss and comprehensive loss	$(4,103)	$(2,675)	$(8,028)	$(5,663)

Basic and diluted net loss per share	$(0.34)	$(0.24)	$(0.66)	$(0.53)
Weighted-average shares used in computing net loss per share, basic and diluted	12,202,824	10,944,746	12,200,270	10,777,040

See accompanying notes to financial statements.

Nano Precision Medical, Inc.

Condensed Statements of Shareholders’ Equity

For each of the Three Months and Six Months Ended June 30, 2022 and 2021

(in thousands, except share data)

					Total
	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Equity

Balances at December 31, 2021	12,191,667	$54,649	$6,713	$(58,897)	$2,465

Exercise of common stock options for cash	1,641	1	-	-	1
Net exercise of 10,000 common stock options	7,716	-	-	-	-
Stock-based compensation	-	-	340	-	340
Net loss	-	-	-	(3,924)	(3,924)
Balances at March 31, 2022	12,201,024	54,650	7,053	(62,821)	(1,118)

Exercise of common stock options for cash	1,800	12	-	-	12
Stock-based compensation	-	-	394	-	394
Net loss	-	-	-	(4,104)	(4,104)
Balances at June 30, 2022	12,202,824	$54,662	$7,447	$(66,925)	$(4,816)

See accompanying notes to financial statements.

					Total
	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Equity

Balances at December 31, 2020	$10,666,002	$43,029	$5,045	$(46,124)	$1,950

Issuance of common stock, net of issuance costs of $0.5	228,074	2,166	-	-	2,166
Exercise of common stock options for cash	12,130	24	-	-	24
Stock-based compensation	-		450	-	450
Net loss	-		-	(2,987)	(2,987)
Balances at March 31, 2021	10,906,206	45,219	5,495	(49,111)	1,603
Issuance of common stock and warrants, net of issuance costs of $160	218,568	2,076	-	-	2,076
Exercise of common stock options for cash	30	-	-	-	-
Stock-based compensation	-	-	394	-	394
Net loss	-	-	-	(2,675)	(2,675)
Balances at June 30, 2021	11,124,804	$47,295	$5,889	$(51,786)	$1,398

See accompanying notes to financial statements.

Nano Precision Medical, Inc.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2022	2021

Net cash used in operating activities
Net loss	$(8,028)	$(5,663)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	170	173
Stock based compensation	734	844
Non-cash lease expense	54	(32)
PPP loan forgiveness	-	(637)
Changes in assets and liabilities:
Prepaid expenses and other current assets	(181)	(23)
Accounts payable	363	182
Accrued expenses	307	230
Other long term liabilities	-	(4)
Net cash used in operating activities	(6,625)	(4,930)
Cash flows used in investing activities
Purchase of property & equipment	(116)	(264)
Net cash used in investing activities	(116)	(264)
Cash flows from financing activities
Proceeds from issuance of common stock and warrants	13	4,266
Proceeds from SAFE note	8,000	-
Net cash provided by financing activities	8,013	4,266

Net change in cash and cash equivalents	1,272	(928)
Cash and cash equivalents at beginning of period	2,178	2,081
Cash and cash equivalents at end of period	$3,450	$1,153

See accompanying notes to financial statements.

Nano Precision Medical, Inc.

Notes to condensed financial Statements
(Unaudited)

1.	ORGANIZATION AND NATURE OF OPERATIONS

Organization

Nano Precision Medical, Inc. (“NPM”) is a biopharmaceutical business which develops miniaturized, subdermal drug implants utilizing its proprietary NanoPortal™ technology to enable long-term, near constant-rate delivery of a broad range of medicines to treat chronic diseases. NPM plans to use this platform technology to develop and commercialize innovative, long-term drug implants, alone or in collaboration with pharmaceutical company partners to address a leading cause of poor clinical outcomes, medication adherence. NPM’s drug implants, unlike oral and injectable medicines, are able to address adherence by delivering minimally fluctuating drug plasma levels targeting for up to 6 months or the life of the implant. NPM was incorporated in California on December 14, 2009. NPM’s development and commercialization of novel, proprietary therapeutic implants represents the sole operating and reporting segment.

Definitive merger agreement

On February 4, 2022, Second Sight Medical Products, Inc. (“Second Sight”) entered into an agreement and plan of merger (the “Merger Agreement”) with NPM. The Merger was approved by the shareholders of Second Sight on July 27, 2022 and closed on August 30, 2022. Upon consummation of the Merger, NPM became a wholly-owned subsidiary of Second Sight. Prior to the Merger, Second Sight changed its name to Vivani Medical, Inc. and changed its trading symbol from EYES to VANI, and will trade under the ticker VANI on the NASDAQ market.

Under the terms and conditions of the Merger Agreement, the securities of NPM converted into the right to receive shares of Second Sight’s common stock representing 77.32% of the total issued and outstanding shares of common stock of Second Sight on a fully converted basis, including, without limitation, giving effect to the conversion of all options, warrants, and any and all other convertible securities assuming net settlement. Second Sight filed a Registration Statement on Form S-4 on May 13, 2022 in connection with the Merger to register the merger shares effective June 24, 2022.

The Merger involved a change of control and is expected to be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, Second Sight is expected to be treated as the “acquired” company for financial reporting purposes with NPM as the acquirer. The assets acquired and liabilities assumed by NMP are expected to be recorded at fair value under Accounting Codification Standard (“ASC 805”), Business Combinations.

Certain investors and members of the NPM board of directors are also investors and members of the board of directors of Second Sight.

SAFE Agreement

On February 4, 2022, in connection with the Merger, Second Sight and NPM also entered into a Simple Agreement for Future Equity (“SAFE”) whereby Second Sight provided to NPM an investment advance of $8 million. If the Merger were to be terminated without completion, NPM would issue to Second Sight that number of shares of NPM common stock equal to not less than 2.133% of the issued and outstanding shares of NPM common stock assuming exercise or conversion of all outstanding vested and unvested options, warrants, and convertible securities. The agreement provided that the SAFE would termination if the Merger were to be successfully completed.

Under the terms of the SAFE, upon successfully completion of the Merger on August 30, 2022, the investment advance was eliminated. Under the accounting for a business combination, the $8 million will adjust the purchase consideration. See Note 6, SAFE Obligation, for further information.

Going Concern

NPM incurred operating losses for the six months ended June 30, 2022, and the year ended December 31, 2021 of $8.0 million and $12.8 million, respectively; and negative cash flows from operations of $6.6 million and $11.0 million, respectively, during the same time periods. Since inception, NPM has relied primarily on the proceeds from equity offerings, and most recently, debt arrangements to finance operations. These conditions resulted in substantial doubt regarding NPM’s ability to continue as a going concern.

The ability of NPM to continue as a going concern prior to the Merger was dependent on successful implementation of management’s plans to raise additional capital. With the Second Sight merger as of August 30, 2022, the combined entity now has access to over $50 million of cash which is expected to be adequate to fund its operation for at least twelve months from the date these financial statements were made available and management believes the substantial doubt has been alleviated.

However, the ability of Vivani to fund its business plan long-term will likely require additional capital which cannot be assured.

Risks and uncertainties

NPM continues to monitor the ongoing COVID-19 global pandemic which has resulted in travel and other restrictions to reduce the spread of the disease. To date, we have not experienced significant disruptions from the ongoing COVID-19 pandemic. All clinical and chemistry, manufacturing and control activities are currently active.

The safety, health and well-being of all patients, medical staff and internal and external teams is the paramount and primary focus. As the pandemic and its resulting restrictions evolve in jurisdictions across the country, the potential exists for further disruptions to projected timelines. NPM is in close communication with clinical teams and key vendors and is prepared to take action should the pandemic worsen and impact the business in the future.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and financial statement presentation

These unaudited condensed interim financial statements have been prepared in accordance with GAAP and following the requirements of the United States Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP can be condensed or omitted. In our opinion, the unaudited condensed interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of our financial position and our results of operations and cash flows for periods presented. The balance sheet as of December 31, 2021 has been derived from our audited balance sheet included in the Registration Statement on Form S-4 filed with the SEC on May 13, 2022 (the “Proxy and Registration Statement). These unaudited interim condensed financial statements do not include all disclosures required by GAAP and should be read in conjunction with our annual financial statements and accompanying notes for the fiscal year ended December 31, 2021. The results of the interim periods are not necessarily indicative of the results expected for the full fiscal year or any other interim period or any future year or period.

Use of estimates

The preparation of financial statements requires management of NPM to make a number of estimates and assumptions related to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the period. Estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Some of the more significant estimates include useful lives of long-lived assets, the fair value of equity-based compensation and evaluation of going concern. Actual results could differ materially from those estimates.

Concentration of risk

Financial instruments that subject to concentrations of credit risk consist primarily of cash. Cash funds are maintained with financial institutions that management deems credit worthy, and at times, cash balances may be in excess of FDIC insurance limits of $250,000. To date, NPM has not experienced any credit loss relating to its cash and cash equivalents.

Comprehensive Loss

Comprehensive loss is the change in equity of a business enterprise during a period from transactions and all other events and circumstances from non-owner sources. NPM did not have components of other comprehensive loss, and as a result, comprehensive loss is the same as net loss.

Research and development, and patent costs

Research and development (“R&D”) activities are focused on pharmaceutical R&D, device R&D, regulatory consulting and manufacturing; the related costs consist primarily of clinical trial related costs, compensation expense, contractor costs, professional fees and R&D related depreciation which are charged to operations in the period incurred. Due to uncertainty associated with the successful development of one or more commercially viable products based on research efforts and any related patent applications, all patent costs through 2022, including patent-related legal, filing fees and other costs, including internally generated costs, were expensed as incurred.

General and administrative expenses

General and administrative expenses consist primarily of compensation, professional fees, occupancy, office, technology and non-R&D depreciation.

Stock-based compensation

The Company recognizes stock-based compensation expense for service-based stock options on a straight-line basis over the requisite service period.

The fair value of option-based awards is estimated using the Black-Scholes valuation model. The Black- Scholes valuation model requires the use of highly subjective and complex assumptions, including the option’s expected term and the price volatility of the underlying stock. For inputs into the Black-Scholes valuation model, the expected stock price volatility for the common stock is estimated by taking the average historic price volatility for industry peers based on daily price observations over a period equivalent to the expected term of the stock option grants. Industry peers consist of several public companies in the Company’s industry which are of similar size, complexity and stage of development. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury implied yield at the date of grant. The expected dividend yield is nil as the Company has not paid and does not anticipate paying dividends on its common stock.

The fair value of common stock underlying grants is determined by considering a number of objective, subjective and highly complex factors including independent third-party valuations of the Company’s common stock, operating and financial performance, the lack of liquidity of capital stock and general and industry specific economic outlook among other factors.

The Company has elected to use the “simplified method” to determine the expected term which is the midpoint between the vesting date and the end of the contractual term because it has insufficient history upon which to base an assumption about the term; the Company believes the simplified method approximates a term if it were to be based on expected life.

Income Taxes - Interim Periods

In calculating the provision for interim income taxes, in accordance with ASC 740, Income Taxes an estimated annual effective tax rate is applied to year-to-date ordinary income. At the end of each interim period, the Company estimates the effective tax rate expected to be applicable for the full fiscal year. This differs from the method utilized at the end of an annual period.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity. This ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. This ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The Company adopted the standard effective January 1, 2022, with no impact on prior periods.

There are no other pronouncements not yet adopted that could have a material effect on future results of operations or financial position.

3.	NET LOSS PER SHARE

Basic net loss per share is computed using net loss attributable to common stockholders divided by the weighted-average number of shares of common stock outstanding during the period.

Diluted net loss per share represents net loss attributable to common stockholders divided by the weighted- average number of common shares outstanding during the period, including all potentially dilutive common stock equivalents. Common stock equivalents consist of shares subject to warrants and share-based awards with exercise prices less than the average market price of NPM’s common stock for the period, to the extent their inclusion would be dilutive.

The following table presents information necessary to calculate basic and diluted net loss per share for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss for period	$(4,103)	$(2,675)	$(8,028)	$(5,663)
Weighted-average shares of common stock outstanding for basic and diluted EPS	12,202,824	10,944,746	12,200,270	10,777,040
Earnings per share, basic and diluted	$(0.34)	$(0.24)	$(0.66)	$(0.53)

Since NPM was in a loss position for the three and six months ended June 30, 2022 and 2021, basic net loss per share was the same as diluted net loss per share for the periods presented since the inclusion of common stock equivalents would have an anti-dilutive effect.

The computation of the weighted-average shares of common stock outstanding for diluted EPS excludes the following potential common shares as of June 30, 2022 and 2021:

	June 30, 2022	June 30, 2021
Shares underlying warrants outstanding	3,006,086	2,233,175
Shares underlying stock options outstanding	1,533,847	2,184,787

The shares underlying the SAFE obligation were issuable only if the Merger is terminated. Accordingly, since the Merger was successfully completed in August 2022, these contingently issuable shares as of June 30, 2022 have been excluded from the computation of diluted EPS.

4.	LEASES

Total Right of Use (ROU) assets, net of accumulated amortization, were $1.2 million and $1.6 million as of June 30, 2022 and December 31, 2021, respectively. The current portion of lease liabilities was $1.1 million and $0.9 million, and the long-term portion of lease liabilities was $0.3 million and $0.9 million, as of June 30, 2022 and December 31, 2021, respectively.

Operating lease costs included in general and administrative and research and development expenses were $0.2 million and $0.2 million, for the three months ended June 30, 2022 and 2021; and $0.5 million and $0.4 million, for the six months ended June 30, 2022 and 2021, respectively. Cash paid for amounts included in operating cash flows from operating leases was $0.2 million and $0.2 million, for three months ended June 30, 2022 and 2021, respectively and $0.4 million and $0.4 million, for six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022, the weighted-average remaining lease term in years was 1.35 years, and the weighted-average discount rate was 4.83%. No impairment losses have been recognized through June 30, 2022.

The aggregate future minimum lease payments under long-term non-cancelable operating leases with remaining terms greater than one year as of June 30, 2022 are as follows:

July 1 - December 31, 2022	$557
2023	922
Total rental payments	1,479
Less amount representing interest	49
Total principal	1,430
Less current portion	1,104
Long-term portion	$326

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of $3,321 and $3,204 at cost as of June 30, 2022 and December 31, 2021, respectively, less accumulated depreciation and amortization of $2,202 and $2,031, respectively, as of the same dates.

Depreciation and amortization expense was $0.1 million and $0.1 million for the three months ended June 30, 2022 and 2021; and $0.2 million and $0.2 million for the six months ended June 30, 2022 and 2021, respectively. No impairment losses have been recognized through June 30, 2022.

6.	SAFE OBLIGATION

On February 4, 2022 and in connection with the Merger discussed in Note 1, Organization and Nature of Operations, NPM and Second Sight entered into an agreement (“SAFE”) whereby Second Sight provided to NPM an investment advance of $8 million. If the Merger were to be terminated without completion, NPM would issue to Second Sight that number of shares of NPM Capital Stock equal to not less than 2.133% of the issued and outstanding shares of NPM capital stock assuming exercise or conversion of all outstanding vested and unvested options, warrants, and convertible securities. In the event NPM were to complete an equity financing within one year from the date of termination of the merger at a lower valuation, Second Sight would have been eligible to receive additional shares of NPM capital stock as set forth in the SAFE. If the Merger is completed, the SAFE will terminate. The agreement provided that the SAFE would termination if the Merger were to be successfully completed.

Under the terms of the SAFE, upon successfully completion of the Merger on August 30, 2022, the investment advance was eliminated.

As of June 30, 2022, the SAFE has been classified as a marked-to-market liability pursuant to ASC 480, Distinguishing Liabilities from Equity, due to the potential variability at the time of share settlement. The carrying value of the SAFE was determined to approximate fair value, using Level 3 inputs in the fair value hierarchy, due to proximity to the issuance date and current probability of a successful merger.

Under the accounting for a business combination, the $8 million will adjust the purchase consideration.

7.	STOCKHOLDERS’ EQUITY

Common stock

NPM is authorized to issue 20,000,000 shares of common stock with no par value. At June 30, 2022, 12,202,824 shares of authorized common stock were issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock. Common stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. Dividends are at the discretion of the Board.

Warrants

NPM issued common stock and warrants (collectively, the “unit” or “units”) in 2019, 2020 and 2021 for $9.50 per unit. Outstanding warrants to purchase common stock were 3,006,086 as of June 30, 2022 and December 31, 2021, which are classified in equity. Each warrant is exercisable into one share of common stock at $9.50 per share in whole or in part subject to typical adjustments for anti-dilution. The warrants expire 5 years from the date of issue and may be exercised on a cashless basis. The warrants qualify for an exception to derivative accounting and, accordingly, their value has not been bifurcated from the total unit purchase price.

8.	EQUITY INCENTIVE PLAN

The following table summarizes the stock option activity for the six months ended June 30, 2022:

	Total shares under option	Weighted Average Exercise Price

Balance, December 31, 2021	1,504,624	$8.75

Granted	-	$-
Exercised	(13,441)
Forfeited	(16,042)
Expired	(15,294)
Other adjustment	74,000

Balance, June 30, 2022	1,533,847	$8.15

Total vested and expected to vest	1,533,847	$8.15

The total fair value of shares vested during the quarter ended June 30, 2022 was $394. The weighted-average remaining contractual term of options currently exercisable in years was 6.68 as of June 30, 2022.

Total compensation expense for stock option grants is included in expenses in the statements of operations and comprehensive loss and is allocated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$324	$326	$514	$649
General and administrative	$70	$68	220	195
Total	$394	$394	$734	$844

As of June 30, 2022, total compensation cost related to unvested option awards not yet recognized was $1.18 million and the weighted-average period over which the compensation is expected to be recognized is 2.33 years.

Since options represent equity awards of NPM, such awards are fair valued as of the grant date for the purposes of measurement and recognition under GAAP. To measure the fair value of an option, the Black Scholes valuation model was utilized. The valuation model requires the input of highly subjective assumptions. No options were granted for the quarter ended June 30, 2022.

9.	EMPLOYEE BENEFIT PLAN

NPM offers a 401 (k) Plan that is administered through a third-party and allows voluntary contributions by eligible employees. Employees may elect up to the maximum allowed under the Internal Revenue Service regulations. NPM had matching contributions of $0.1 million and $0.1 million to the 401 (k) Plan during the six months ended June 30, 2022 and 2021, respectively. Plan administrative costs have not been significant.

10.	COMMITMENTS AND CONTINGENCIES

From time to time, NPM has been and may again become involved in legal proceedings arising in the ordinary course of its business. NPM is not aware of any pending or threatened litigation against NPM that it believes could have a material adverse effect on its business, operating results, financial condition or cash flows.

11.	SUBSEQUENT EVENTS

NPM has evaluated subsequent events through September 02, 2022, the date which the financial statements were available to be issued, and determined that no matters required disclosure except as follows:

●	As discuss in Note 1, Organization and Nature of Operations, the Merger was successfully completed on August 30, 2022, and Second Sight changed its name to Vivani Medical, Inc.

●	As discuss in Note 1, the SAFE was eliminated upon the Merger. Under the accounting for a business combination, the $8 million will adjust the purchase consideration.

●	From July 1, 2022 through August 30, 2022, investors exercised their warrants to purchase 439,764 shares of common stock, and employees exercised their options to acquire 750 shares of common stock.